INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-17281 and No. 333-17283 of ACI Telecentrics Incorporated on Form S-8 of our report dated February 10, 1997 incorporated by reference in this Annual Report on Form 10-KSB of ACI Telecentrics Incorporated for the year ended December 31, 1996.


                             Deloitte & Touche LLP



Minneapolis, Minnesota
March 17, 1997